UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 DryDock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Douglas A. Hamilton as President and Chief Executive Officer:

On June 18, 2015, MetaStat, Inc. (the “Company”) announced that Douglas A. Hamilton has been appointed President and Chief Executive Officer of the Company effective as of June 17, 2015.  Mr. Hamilton, age 49, has consulted for the Company as acting Chief Financial Officer since August 2014. Prior to joining the Company, Mr. Hamilton served as Partner at New Biology Ventures, LLC, a life-sciences focused venture capital incubator founded by Mr. Hamilton since 2007.  From January 2012 through January 2014, Mr. Hamilton was Chief Financial Officer of S.E.A. Medical Systems, Inc. From 1999 to 2006, Mr. Hamilton served as Chief Financial Officer and Chief Operating Officer for Javelin Pharmaceuticals, Inc. (acquired by Hospira, Inc.), in which he led the company to commercialization and through the private to public transition, including a successful national markets up-listing. Prior to Javelin, Mr. Hamilton was the Chief Financial Officer and Director of Business Development for PolarX Biopharmaceuticals, Inc. (acquired by Cell Therapeutics, Inc., now owned by Teva Pharmaceuticals). Mr. Hamilton also served for several years in portfolio and project management at Pfizer, Inc. and Amgen, Inc., sales and marketing at Pharmacia Biotechnology (now GE Healthcare Life Sciences), and research at Connaught Laboratories (now Sanofi-Pasteur). Mr. Hamilton earned his Bachelor of Science degree from the Department of Medical Genetics at the University of Toronto and his MBA from the Ivey Business School at Western University.

On June 17, 2015, the Company entered into an employment agreement with Mr. Hamilton to join the Company as President and Chief Executive Officer for a term of two years. The employment agreement provides for a base salary of $260,000 and an annual milestone bonus equal to 150% of Mr. Hamilton’s compensation thereunder, based on his attainment of certain financial, clinical development, and/or business milestones to be established annually by the Company’s board of directors or compensation committee.  The employment agreement is terminable by either party at any time. In the event of termination by the Company without cause or by Mr. Hamilton for good reason not in connection with a change of control, as those terms are defined in the agreement, he is entitled to six months’ severance. In the event of termination by the Company without cause or by Mr. Hamilton for good reason in connection with a change of control, as those terms are defined in the agreement, he is entitled to twelve months’ severance.

Mr. Hamilton will also be granted ten-year options to be governed by the terms of the Company’s 2012 Amended and Restated Omnibus Securities and Incentive Plan (the “Plan”) to purchase 900,000 shares of the Company’s common stock at an exercise price equal to the greater of $0.55 per share and the closing price of the Company’s common stock on the date of issuance, being the fair market value on such date, which options vest upon achieving various milestones as set forth in the employment agreement.  Those milestones include (i) up-listing of the Company’s common stock to a national securities exchange, (ii) certification of the CLIA laboratory, (iii) achieving a market capitalization of $100 million, (iv) first commercial product sales, and (v) achieving a sales threshold of $25 million over 12 consecutive months. The employment agreement contains standard confidential and proprietary information, and one-year non-competition and non-solicitation provisions.

The employment agreement of Mr. Hamilton is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Resignation of Oscar L. Bronsther, M.D. as Chief Executive Officer and Chief Medical Officer and Appointment as Chairman of the Scientific and Clinical Advisory Board:

On June 17, 2015, Oscar Bronsther, M.D. resigned as Chief Executive Officer and Chief Medical Officer.  Dr. Bronsther will retain his position as a member of the Company’s Board of Directors and has become Chairman of the Company’s Scientific and Clinical Advisory Board. Dr. Bronsther joined the Company on April 7, 2012 as Chief Medical Officer and was appointed Chief Executive Officer on December 21, 2012.

In connection with Dr. Bronsther’s resignation as Chief Executive Officer and Chief Medical Officer, the Company entered into a standard separation and release agreement with Dr. Bronsther.  The separation and release agreement released the Company and its affiliates from any and all claims which Dr. Bronsther ever had or now has arising out of or related to his employment. In recognition of his contribution to the Company over the last 3 years, Dr. Bronsther will be granted ten-year options to be governed by the terms of the Plan to purchase 400,000 stock options at an exercise price of $0.55 per share, which options vest immediately. Dr. Bronsther shall have the right to exercise any of such options for a period of 180 days following the expiration or termination of the consulting agreement.  The separation and release agreement contains standard property ownership, confidentiality, and 6-month non-competition and non-solicitation provisions following the expiration or termination of the consulting agreement. The separation and release agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

The Company also entered into a consulting agreement with Dr. Bronsther to serve as the Chairman of the Company’s Scientific and Clinical Advisory Board. The agreement has a term of 12 months and may be terminated by either party upon 30 days prior written notice. In the event of any termination by the Company for any reason, Dr. Bronsther shall be entitled to all compensation under the agreement as if he remained a consultant for the remainder of the agreement term. The agreement provides that the Company pay Dr. Bronsther $14,444 per month in cash (payable over 18 months) along with reimbursement of all reasonable and necessary expenses.  In addition, Dr. Bronsther will be granted ten-year options to be governed by the terms of the Plan to purchase 150,000 stock options at an exercise price per share of $0.55, which options vest upon achieving the milestones set forth in the consulting agreement. Those milestones include securing tumor cohort(s) for the purposes of conducting analytical and clinical validation studies, closing $1 million of new retail investors introduced by Dr. Bronsther and recruitment of key opinion leaders to become members of the Scientific and Clinical Advisory Board. Dr. Bronsther shall have the right to exercise any of such options for a period of 180 days following the expiration or termination of the consulting agreement.  The consulting agreement contains standard property ownership and confidentiality clauses. The consulting agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

A copy of the press release announcing the appointments and resignation contained herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01.         Other Events.

On May 18, 2015, the Company’s board of directors approved the issuance of 300,000 stock options for each of the four independent members of its board. The options have an exercise price of $0.55 per share but were previously erroneously disclosed at an exercise price of $0.39 per share.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
10.1	Employment Agreement dated June 17, 2015 by and between the Company and Douglas A. Hamilton
10.2	Separation and Release Agreement dated June 17, 2015 by and between the Company and Oscar L. Bronsther
10.3	Consulting Agreement dated June 17, 2015 by and between the Company and Oscar L. Bronsther
99.1	Press Release dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Douglas A. Hamilton
        Name Douglas A. Hamilton
        Title:  President and CEO

Dated: June 18, 2015